EXHIBIT NO. 99.(g) 2

As of September 26, 2012

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund

Stand-Alone Trusts	Massachusetts Investors Trust

Closed End Funds

MFS Charter Income Trust

MFS Government Market Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Municipal Fund

MFS High Income Municipal Trust

MFS InterMarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust

MFS Series Trust I	MFS Cash Reserve Fund MFS Core Equity Fund MFS Global Leaders Fund MFS New Discovery Fund MFS Research International Fund MFS Technology Fund MFS Value Fund

MFS Series Trust IV	MFS Global New Discovery Fund MFS Government Money Market Fund MFS Money Market Fund

MFS Series Trust VII	MFS Equity Income Fund MFS Latin American Equity Fund

MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund

MFS Series Trust X	MFS Aggressive Growth Allocation Fund MFS Conservative Allocation Fund MFS Emerging Markets Debt Fund

MFS Emerging Markets Debt Local Currency Fund

MFS Emerging Markets Equity Fund

MFS Growth Allocation Fund

MFS International Diversification Fund

MFS International Growth Fund

MFS International Value Fund

MFS Moderate Allocation Fund

MFS Series Trust XI	MFS Mid Cap Value Fund MFS Blended Research Core Equity Fund

MFS Series Trust XII	MFS Equity Opportunities Fund MFS Lifetime Retirement Income Fund MFS Lifetime 2010 Fund MFS Lifetime 2020 Fund MFS Lifetime 2030 Fund MFS Lifetime 2040 Fund MFS Lifetime 2050 Fund

MFS Series Trust XIII	MFS Global Real Estate Fund MFS New Discovery Value Fund

MFS Series Trust XV	MFS Commodity Strategy Fund

MFS Series Trust XVI	MFS Global Multi-Asset Fund

MFS Variable Insurance Trust

MFS Core Equity Series

MFS Global Equity Series

MFS Growth Series

MFS High Income Series

MFS Investors Growth Stock Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Series

MFS Research Bond Series

MFS Research International Series

MFS Strategic Income Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

MFS Variable Insurance Trust II

MFS Blended Research Core Equity Portfolio

MFS Bond Portfolio

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS Global Research Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Mass. Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS New Discovery Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

MFS Total Return Portfolio

MFS Utilities Portfolio

MFS Value Portfolio

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on this Appendix A, on Behalf of		STATE STREET BANK AND TRUST COMPANY
Each of Their Respective Portfolios

By:	SUSAN S. NEWTON	By:	MICHAEL F. ROGERS

Name: Susan S. Newton		Name: Michael F. Rogers

Title: Assistant Secretary		Title: Executive Vice President